Exhibit (a) (iv)

                                STATE OF DELAWARE
                           CERTIFICATE OF AMENDMENT TO
                              CERTIFICATE OF TRUST



Pursuant to Title 12, ss. 3810(b) of the Delaware General Corporation Law, KIEWIT MUTUAL FUND, a Delaware business trust, (the "Trust") hereby executes the following Certificate of Amendment:

1.  The name of the Trust is KIEWIT MUTUAL FUND.

2. The Trust hereby amends and restates Article I of its Certificate of Trust to read in its entirety as follows:

    "1.  NAME. The name of the business trust formed hereby is "WT MUTUAL FUND."

3. This Certificate of Amendment of the Certificate of Trust has been duly adopted by a majority of the Trustees.

4.  This Certificate of Amendment shall be effective upon filing.

    IN WITNESS WHEREOF, the undersigned Trustee has executed this Certificate on the 20th, day of October, 1998.




                                                     Lawrence B. Thomas
                                                By:  __________________________
                                                     Lawrence B. Thomas, Trustee